Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACM Research, Inc.

42307 OSGOOD RD. Suite I

Fremont, California 94539

United States

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2017 relating to the consolidated financial statements of ACM Research, Inc. for the years ended December 31, 2016 and 2015, which appears in the Prospectus pursuant to Rule 424(b) of the Securities Act (File No. 333-220451) filed on November 3, 2017.

BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

January 25, 2018